EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-64714 and 333-159908 on Form S-8 of our report dated June 29, 2011, relating to the financial statements and financial statement schedule of the Layne Christensen Company Capital Accumulation Plan, appearing in this Annual Report on Form 11-K of the Layne Christensen Company Capital Accumulation Plan for the year ended December 31, 2010.

/s/Deloitte & Touche LLP

Kansas City, Missouri
June 29, 2011

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